THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE (COLLECTIVELY, THE "LAWS"). THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE APPLICABLE LAWS OR (II) AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE APPLICABLE LAWS.

                                 RAPIDTRON, INC.

                        WARRANT TO PURCHASE COMMON STOCK

                Warrant No. B-002     Number of Shares:  342,857

                        Date of Issuance:  JULY 29, 2005

     Rapidtron, Inc., a Nevada corporation (the "COMPANY"), hereby certifies that, for value received, Ceres Financial Limited and permitted assigns, the registered holder hereof ("HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant to Purchase Common Stock (the "WARRANT"), at any time after the date hereof, but not after 5:00 P.M. California time on the Expiration Date (as defined herein), 342,857 fully paid and non-assessable shares of Common Stock (as defined herein) of the Company (each a "WARRANT SHARE" and collectively the "WARRANT SHARES") at a purchase price per share (the "WARRANT EXERCISE PRICE") equal to the lower of
(i) US$0.175 or (ii) an amount equal to seventy-five percent (75%) of the lowest closing bid price of the Common Stock for the five trading days immediately preceding the date of the Exercise Notice as quoted on the OTC Bulletin Board or such national securities exchange or other market on which the Common Stock is then listed or quoted. The Warrant Exercise Price shall be paid in lawful money of the United States, unless exercised pursuant to Section 2(b) hereof. Both the number of Warrant Shares purchasable hereunder and the Warrant Exercise Price are subject to adjustment as provided in Section 9 below.

Section  1.     Definitions.
                -----------

     (a) The following words and terms used in this Warrant shall have the following meanings:

     "COMMON  STOCK" means (i) the Company's US$0.001 par value common stock and
(ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

     "EXPIRATION DATE" means the date which is five (5) years from the date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the State of California (a "HOLIDAY"), the next preceding date that is not a Holiday.

     "MARKET PRICE" means the average of the closing stock prices for the Common Stock for the ten (10) trading days immediately prior to the date on which a Notice of Exercise is delivered to the Company, as quoted on the OTC Bulletin Board or such national securities exchange or other market on which the Common Stock may then be listed or quoted.

     "SECURITIES  ACT"  means  the  Securities  Act  of  1933,  as  amended.

     "SECURITIES PURCHASE AGREEMENT" shall mean the Convertible Note and Warrant Purchase Agreement between the Holder (or its predecessor in interest) and the Company for the purchase of this Warrant and the Note (as defined in the Securities Purchase Agreement).

     (b)     Other  definitional  provisions:

     (i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company's successors and (B) to any applicable law shall be deemed references to such applicable law as the same may be amended or supplemented from time to time.

     (ii) When used in this Warrant, unless otherwise specified in a particular instance, the words "herein," "hereof," and "hereunder," and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section" and "Exhibit" shall refer to Sections of, and Exhibits to, this Warrant unless otherwise specified.

     (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

     (iv) When used in this Warrant, "transfer" shall include any disposition of this Warrant or any Warrant Shares, or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act or applicable state securities laws.

Section  2.     Exercise of Warrant.
                -------------------

     (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder, as a whole or in part (except that this Warrant shall not be exercisable as to a fractional share), at any time prior to 5:00 p.m. California time on the Expiration Date. The rights represented by this Warrant shall be exercised by the Holder by (i) delivery of a written notice in the form attached as Exhibit I hereto (a "NOTICE OF EXERCISE") of the Holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised, plus any applicable issuance or transfer taxes, in immediately available funds (either by wire transfer or a certified or cashier's check drawn on a United States bank) and (iii) the surrender of this Warrant, properly endorsed, at the principal office of the Company (or at such other agency or office of the Company as the Company may designate by notice to the Holder).

     (b) In addition, and notwithstanding anything to the contrary contained in this Warrant, at such time as the Market Price per share of the Common Stock exceeds the Warrant Exercise Price, this Warrant may be exercised by presentation and surrender of this Warrant to the

Company in a cashless exercise, including a written calculation of the number of Warrant Shares to be issued upon such exercise in accordance with the terms hereof (a "CASHLESS EXERCISE"). In the event of a Cashless Exercise, in lieu of paying the Warrant Exercise Price, the Holder shall surrender this Warrant for, and the Company shall issue in respect thereof, the number of Warrant Shares determined by multiplying the number of Warrant Shares to which the Holder would otherwise be entitled by a fraction, the numerator of which shall be determined by subtracting the Warrant Exercise Price from the then current Market Price per share of Common Stock, and the denominator of which shall be the then current Market Price per share of Common Stock.

     (c) Any Warrant Shares shall be deemed to be issued to the Holder or Holder's designee, as the record owner of such Warrant Shares, as of the date on which this Warrant shall have been surrendered, the completed Notice of Exercise shall have been delivered, and payment (or notice of an election to effect a Cashless Exercise) shall have been made for such Warrant Shares as set forth above, irrespective of the date of delivery of such share certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open. For each exercise of the rights represented by this Warrant in compliance with this
Section 2, a certificate or certificates for the Warrant Shares so purchased, registered in the name of, or as directed by, the Holder, shall be delivered to, or as directed by, the Holder within three (3) business days after such rights shall have been so exercised.

     (d) Unless this Warrant shall have expired or shall have been fully exercised, the Company shall issue a new Warrant identical in all respects to the Warrant exercised except that it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised (or, in the case of a Cashless Exercise, the number of shares to which the Holder would otherwise have been entitled).

     (e) In the case of any dispute with respect to an exercise, the Company shall promptly issue such number of Warrant Shares as are not disputed in accordance with this Section. If such dispute only involves the number of Warrant Shares receivable by the Holder under a Cashless Exercise, the Company shall submit the disputed calculations to an independent accounting firm of national standing via facsimile within two (2) business days of receipt of the Notice of Exercise. The accountant shall review the calculations and notify the Company and the Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error. The Company shall then issue the appropriate number of shares of Common Stock in accordance with this Section.

NOTWITHSTANDING ANY OTHER PROVISION HEREOF, NO HOLDER SHALL EXERCISE THESE WARRANTS, IF AS A RESULT OF SUCH CONVERSION THE HOLDER WOULD THEN BECOME A "TEN PERCENT BENEFICIAL OWNER" (AS DEFINED IN RULE 16A-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED) OF COMMON STOCK. FOR GREATER CERTAINTY, THE WARRANTS SHALL NOT BE CONVERTIBLE BY THE HOLDER, IF, AFTER GIVING EFFECT TO SUCH EXERCISE, THE HOLDER OF SUCH SECURITIES, TOGETHER WITH ITS AFFILIATES, WOULD IN AGGREGATE BENEFICIALLY OWN, OR EXERCISE CONTROL OR DIRECTION OVER THAT

NUMBER OF VOTING SECURITIES OF THE COMPANY WHICH IS 10% OR GREATER OF THE TOTAL ISSUED AND OUTSTANDING VOTING SECURITIES OF THE COMPANY, IMMEDIATELY AFTER GIVING EFFECT TO SUCH EXERCISE. NOTWITHSTANDING THE FOREGOING, IF THE COMPANY DEFAULTS ON ITS PAYMENT OBLIGATIONS UNDER THE CONVERTIBLE PROMISSORY NOTE DATED JULY 29, 2005, AND SUCH DEFAULT IS NOT CURED WITHIN 30 DAYS OF THE WRITTEN NOTICE OF THE HOLDER OF SUCH DEFAULT, THEN THE FOREGOING LIMITATION SHALL NOT APPLY.


Section  3.     Covenants as to Common Stock.
                ----------------------------

     The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights then represented by this Warrant and that the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

Section  4.     Taxes.
                -----

     The Company shall not be required to pay any tax or taxes attributable to the initial issuance of the Warrant Shares or any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Holder or any permitted transferee of this Warrant.

Section  5.     Warrant Holder Not Deemed a Stockholder.
                ---------------------------------------

     No Holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issuance of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which the Holder is then entitled to receive upon the due exercise of this Warrant. Notwithstanding the foregoing, the Company will provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the delivery thereof to the stockholders.

Section  6.     No Limitation on Corporate Action.
                ---------------------------------

     No provisions of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Articles of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

Section  7.     Representations of Holder.
                -------------------------

     By the acceptance hereof, the Holder represents that the Holder is acquiring this Warrant and the Warrant Shares for the Holder's own account for investment and not with a view to, or for sale in connection with, any distribution hereof or of any of the shares of Common Stock or other securities issuable upon the exercise hereof, and not with any present intention of distributing any of the same. The Holder further represents, by acceptance hereof, that, as of this date, the Holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm the foregoing representations in writing, in a form satisfactory to the Company. If the Holder cannot make such representations because they would be factually incorrect, it shall be a condition to the Holder's exercise of the Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of the Warrant shall not violate any federal or state securities laws.

Section  8.     Restrictions on Transfer.
                ------------------------

     The Holder understands that (i) this Warrant and the Warrant Shares have not been and are not being registered under the Securities Act or any state securities laws (other than as described in the Securities Purchase Agreement), and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) pursuant to an exemption from such registration, and (ii) neither the Company nor any other person is under any obligation to register such securities (other than as described in the Securities Purchase Agreement) under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

Section  9.     Adjustments.
                -----------

     (a)     Reclassification and Reorganization.  In  case  of  any
             -----------------------------------
reclassification, capital reorganization or other change of outstanding shares of the Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation or merger. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations or mergers. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company acting in good faith.

     (b)     Dividends and Stock Splits.  If  and  whenever  the  Company  shall
             --------------------------
effect a stock dividend, a stock split, a stock combination, or a reverse stock split of the Common Stock, the number of Warrant Shares purchasable hereunder and the Warrant Exercise Price shall be proportionately adjusted in the manner determined by the Company's Board of Directors acting in good faith. The number of shares, as so adjusted, shall be rounded down to the nearest whole number and the Warrant Exercise Price shall be rounded to the nearest cent.

     (c)     Default Adjustment.  Any  other  provision  of  this  Warrant
             ------------------
notwithstanding, in the event of a default under the Note (as defined in the Securities Purchase Agreement), until the Expiration Date the Warrant Exercise Price shall automatically be reduced to the par value of the Common Stock.

Section  10.     Lost, Stolen, Mutilated or Destroyed Warrant.
                 --------------------------------------------

     If this Warrant is lost, stolen or destroyed, the Company shall, on receipt of an indemnification undertaking reasonably satisfactory to the Company, issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen or destroyed. In the event the Holder asserts such loss, theft or destruction of this Warrant, the Company may require the Holder to post a bond issued by a surety reasonably satisfactory to the Company with respect to the issuance of such new Warrant.

Section  11.     Notice.
                 ------

     Any notices required or permitted to be given under the terms of this Warrant shall be sent by mail or delivered personally or by courier or facsimile, and shall be effective five days after being placed in the mail, if mailed, certified or registered, return receipt requested, or upon receipt, if delivered personally or by courier or by facsimile, in each case properly addressed to the party to receive the same. The addresses for such communications shall be as provided in the Securities Purchase Agreement. Each party shall provide notice to the other party of any change in address.

Section  12.     Miscellaneous.
                 -------------

     This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or Holder against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and interpreted under the laws of the State of California, without regard to the principles of conflict of laws. Headings are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its permitted successors and assigns. The Holder may not assign this Warrant except in accordance with applicable federal and state securities laws.

Section  13.     Attorney's Fees.
                 ---------------

     If Holder or the Company shall bring any action for relief against the other arising out of or in connection with this Warrant, in addition to all other remedies to which the prevailing party may be entitled, the losing party shall be required to pay to the prevailing party a reasonable sum for attorney's fees and costs incurred in bringing such action and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney's fees and costs incurred in enforcing such judgment. For the purposes of this Section, attorney's fees shall include, without limitation, fees incurred with respect to the following: (i) post-judgment motions, (ii) contempt proceedings, (iii) garnishment, levy and debtor and third party debtor and third party examinations, (iv) discovery and (v) bankruptcy litigation.

Section  14.     Effect of Expiration.
                 --------------------

     This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 13 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

                                              RAPIDTRON, INC.




                                              By:
                                                  ------------------------------
                                                             President


                                              By:
                                                  ------------------------------
                                                             Secretary

                                    EXHIBIT I

                             NOTICE OF EXERCISE FORM

                                 RAPIDTRON, INC.

     The undersigned hereby exercises the right to purchase the number of Warrant Shares covered by the Warrant attached hereto as specified below according to the conditions thereof and herewith makes payment of US$___________ (unless effected by a Cashless Exercise in accordance with the terms of the Warrant), which constitutes the aggregate Warrant Exercise Price of such Warrant Shares pursuant to the terms and conditions of the Warrant.

     (i) The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained upon exercise of the Warrant except under circumstances that will not result in a violation of the Securities Act or applicable state securities laws.

     (ii) The undersigned requests that the stock certificates for the Warrant Shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the terms of the Warrant in the name of the Holder (or such other person(s) indicated below) and delivered to the undersigned (or designee(s)) at the address or addresses set forth below.

Dated:_____________, _____.

                                               HOLDER:

                                               By:
                                                  ------------------------------
                                               Title:
                                                  ------------------------------

                                               Address:
                                                        ------------------------
                                                        ------------------------
                                                        ------------------------


Number of Warrant Shares being purchased:
                                          -------------------------------